Exhibit 10.1

Revenue
Stamp
(Stock Application Facility)

Memorandum of Amendment

Date  May 20, 2013

To: Bank of Tokyo-Mitsubishi UFJ

Our company (borrower)
Address	Central Building 8F
Kayobashi 1-1-5, Chuo-Ku
Tokyo 104-0031 Japan
Name	Calgon Carbon Japan KK
/s/ Natsuo Watase, President

Third Party Mortgagor 400 Calgon Carbon Drive
Address	Pittsburgh, PA 15205 USA
Calgon Carbon Corporation
Name	/s/ Stevan R. Schott, Senior Vice
President & Chief Financial Officer

This company and third party mortgagor confirm that as of the agreement date of this memorandum, the items defined in the agreement of overdraft (exclusive account) (including subsequent amendments to the agreement. hereinafter “Original Agreement B”) dated March 31, 2010, and Special Agreement dated March 31, 2012 (including subsequent amendments to the agreement. hereinafter “Original Special Agreement”) provided to Bank of Tokyo-Mitsubishi UFJ (hereinafter your bank”), will be amended to the following. The terms used in this memorandum have the same meaning as the terms as defined in the original Agreement and/or original Special Agreement. Any items not mentioned in this memorandum will follow the original Agreement and/or Special Agreement.

Article 1 (Partial Amendment of Supplementary Provisions of Original Special Agreement) The “conditions” defined separately in the Supplementary Provisions of the original Contract will be amended as follows.

Original	Amended

(4) The total book value balance of qualified stock book value and qualified claims book value of the security provided to your bank will be maintained at an amount of at least the debt balance based on original Agreement A and original Agreement B.

(4)The total book value balance of qualified stock book value and qualified claims book value of the security provided to your bank, less the balance of the loan on deed defined in the Special Agreement dated March 29, 2012 with the final day of the previous month as the basis date, will be maintained at an amount of at least the debt balance based on Original Agreement B.

End

For Bank Use		Seal	Handling
(Document Code: 59900)	Signature/	Verification
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